EXHIBIT 4.5

THE BRUNSWICK REWARDS PLAN
As Amended and Restated Effective as of January 1, 2004

TABLE OF CONTENTS

SECTION 1	General	1
1.1	Purpose and Effective Date	1
1.2	Employers and Related Companies	1
1.3	Trust Agreement	1
1.4	Plan Administration	2
1.5	Plan Year	2
1.6	Accounting Dates	2
1.7	Applicable Laws	2
1.8	Gender and Number	2
1.9	Notices	2
1.10	Form of Election and Signature	2
1.11	Evidence	3
1.12	Action by Employer	3
1.1	No Reversion to Employers	3
1.2	Plan Supplements	3
1.3	Defined Terms	3
SECTION 2	Participation in Plan	3
2.1	Eligibility for Participation	3
2.2	Plan Not Guarantee of Employment	5
2.3	Extended Participation	5
2.4	Leased Employees	5
SECTION 3	Employee Pre-Tax and Rollover Contributions	6
3.1	Pre-Tax Contributions	6
3.2	Payment of Pre-Tax Contributions	7
3.3	Variation, Discontinuance and Resumption of Pre-Tax Contributions	7
3.4	Compensation	7
3.5	Rollover Contributions	7
SECTION 4	Employer Contributions	8
4.1	Matching Contributions	8
4.2	Profit Sharing Contributions	8

i

4.3	Limitations on Amount of Employer Contributions	9
4.4	Payment of Employer Contributions	9
4.5	Military Absences	9
SECTION 5	The Trust Fund, Investment Funds and Investment Fund Elections	9
5.1	The Trust Fund, Investment Funds	9
5.2	Investment Fund Accounting	9
5.3	Investment Fund Elections	10
5.4	Transfers Between Investment Funds	10
5.5	Liquidity	10
5.6	Employee Stock Ownership Plan	10
SECTION 6	Plan Accounting	12
6.1	Participants’ Accounts	12
6.2	Allocation of Fund Earnings and Changes in Value	13
6.3	Allocation and Crediting of Contributions	13
6.4	Correction of Error	14
6.5	Statement of Plan Interest	14
SECTION 7	Limitations On Compensation, Contributions and Allocations	14
7.1	Reduction of Contribution Rates	14
7.2	Compensation for Limitation/Testing Purposes	14
7.3	Limitations on Annual Additions	15
7.4	Excess Annual Additions	15
7.5	Allocation Among Employers	16
7.6	Section 402(g) Limitation	16
SECTION 8	Vesting and Termination Dates	16
8.1	Determination of Vested Interest	16
8.2	Termination Date	16
8.3	Distribution Only Upon Separation From Service	17
SECTION 9	Loans and Pre-Termination Withdrawals	17
9.1	Loans	17
9.2	Withdrawal of Pre-Tax, After-Tax and Rollover Contributions	19
9.3	Hardship	19
9.4	Order of Withdrawal from Investment Funds	20
9.5	Direct Rollover Option	20
SECTION 10	Post-Termination Distributions From Account Balances	21

10.1	Manner of Making Payments	21
10.2	Payment in Cash or Common Stock	21
10.3	Commencement of Benefits	22
10.4	Limits on Commencement and Duration of Distributions	22
10.5	Facility of Payment	22
10.6	Interests Not Transferable	23
10.7	Absence of Guaranty	23
10.8	Designation of Beneficiary	23
10.9	Missing Participants or Beneficiaries	24
10.10	Disability Distribution	24
SECTION 11	Voting, Tender and Exchange Rights of Company Stock	24
11.1	Voting Rights of Company Stock	24
11.2	Tender and Exchange Rights of Company Stock	25
SECTION 12	The Benefits Administration Committee	25
12.1	Membership	25
12.2	Rights, Powers and Duties	26
12.3	Delegation by Company or Committee	27
12.4	Uniform Rules	27
12.5	Information to be Furnished to Benefits Administration Committee	27
12.6	Committee’s Decision Final	27
12.7	Remuneration and Expenses	27
12.8	Exercise of Committee’s Duties	27
12.9	Indemnification of the Committee	28
12.10	Resignation or Removal of Member	28
12.11	Appointment of Successor Member	28
12.12	Interested Committee Member	28
12.13	Claims Procedures	28
SECTION 13	Amendment and Termination	30
13.1	Amendment	30
13.2	Termination	30
13.3	Merger and Consolidation of the Plan, Transfer of Plan Assets	30
13.4	Distribution on Termination and Partial Termination	31
13.5	Notice of Amendment, Termination or Partial Termination	31

SCHEDULE 1
SUPPLEMENT A
SUPPLEMENT B
SUPPLEMENT C
SUPPLEMENT D
SUPPLEMENT E
SUPPLEMENT F
SUPPLEMENT G

INDEX OF TERMS

Access System	2
Accounting Date	2
Accounts	13
Administrator	2
Affected Participant	A-1
After-Tax Account	13
Aggregation Plan	A-3
Annual Additions	15
Basic Profit Sharing Contribution	8
Beneficiary	24
Boston Whaler Plan	1
Break in Service	4
Brunswick Stock Fund	9
Catch-Up Contributions	6
Code	1
Committee	2
Company	1
Company Stock	9
Compensation	7, 14, A-2
Effective Date	1
eligible retirement plan	21
eligible rollover distribution	20
Employer	1
Employer Matching Account	12
Employers	1
ERISA	1
ESOP Component	10
Hardship	19
Hourly Savings Plan	1
Investment Funds	9
Key Employee	A-2
Leased Employee	6
Marine Plan	1
Matching Contributions	8
Maternity or Paternity Leave	4
named fiduciaries	2
Non-Key Employee	A-3
ParaBody Plan	1
Participant	3
Permissive Aggregation Plan	A-3
PIN	3
Plan	1
Plan Administrator	2
Plan Year	2
Pre-Tax Account	12
Pre-Tax Contribution	6
Profit Sharing Account	12

v

Related Company	1
Required Aggregation Plan	A-3
Rollover Account	12
Rollover Contribution	7
Salaried Savings Plan	1
Savings Plans	1
Sea Ray Plan	1
Service	4
Severance from Service	4
Supplemental Matching Contribution	8
Supplemental Profit Sharing Contribution	8
Termination Date	16
Top-Heavy	A-1
Trust	1
Trust Fund	9
Trustee	1
unit	9
Variable Profit Sharing Contribution	8

THE BRUNSWICK REWARDS PLAN
(As Amended and Restated Effective January 1, 2004)

SECTION 1

General

     1.1 Purpose and Effective Date. Effective April 1, 1999, the BRUNSWICK REWARDS PLAN (the “Plan”) was established by BRUNSWICK CORPORATION, a Delaware corporation (the “Company”), to assist its eligible employees and the eligible employees of any Related Company (as defined in subsection 1.2) which adopts the Plan, in providing for their future security. Effective on April 30, 1999 the accounts of former participants in the Brunswick Retirement Savings Plan for Salaried Employees (the “Salaried Savings Plan”), the Brunswick Retirement Savings Plan for Hourly Employees (the “Hourly Savings Plan”) and the US Marine Retirement Plan (the “Marine Plan”) (together, the “Savings Plans”) who, as of April 1, 1999, became eligible to participate in this Plan, were transferred to this Plan. Effective September 30, 1999, the Sea Ray Employees’ Stock Ownership Plan (the “Sea Ray Plan”) was merged into this Plan and, effective December 31, 2001, the assets and liabilities of the Life Fitness Profit Sharing Retirement Savings Plan and the Life Fitness Retirement Savings Plan (the “Life Fitness Plans”) are merged into the Plan. Effective December 31, 2000, the assets and liabilities of the Boston Whaler, Inc. Retirement Savings and Investment Plan (the “Boston Whaler Plan”) were merged into the Plan. Effective as of 12:01 a.m., January 1, 2003, the assets and liabilities of the ParaBody, Inc. Employees Retirement 401(k) Plan (the “ParaBody Plan”) were merged into the Plan. The Plan is intended to qualify as a profit sharing plan under section 401 (a) of the Internal Revenue Code of 1986, as amended (the “Code”), with a cash-or-deferred arrangement within the meaning of section 401(k) of the Code. Effective April 1, 1999, this Plan was amended and restated to include amendments necessary to bring the Plan into compliance with recent changes to the Code. Effective January 1, 2002, this Plan was amended to make it a safe harbor plan under sections 401(k)(12) and 401(m)(11) of the Code. Effective January 1, 2003, this Plan is amended to comply with the final regulations under section 401(a)(9) of the Code. Effective November 1, 2003, this Plan is further amended to designate a portion of the Plan as an employee stock ownership plan, as defined in section 4975(e)(7) of the Code and section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Effective January 1, 2004 (the “Effective Date”), this Plan is hereby amended and restated to reflect the previous amendments and to change the eligibility requirements of subsection 2.1 and certain other provisions.

     1.2 Employers and Related Companies. The Company and each Related Company which, with the Company’s consent, adopts the Plan are referred to below collectively as the “Employers” and individually as an “Employer”. The term “Related Company” means any corporation, trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively of the Code.

     1.3 Trust Agreement. All contributions made under the Plan will be held, managed and controlled by a Trustee (the “Trustee”) acting under a Trust which forms a part of the Plan.

The terms of the Trust are set forth in a Trust Agreement known as the BRUNSWICK CORPORATION RETIREMENT SAVINGS TRUST (the “Trust”). All rights which may accrue to any person under the Plan shall be subject to all of the terms and provisions of the Trust Agreement as in effect from time to time.

     1.4 Plan Administration. Except as described in Section 12, the Company shall be the “Administrator” of the Plan as defined in section 3(16)(A) of ERISA, and the “Plan Administrator” as defined in section 414(g) of the Code. The authority to control and manage the assets of the Plan shall be vested in the Benefits Administration Committee described in Section 12. The Company and the Benefits Administration Committee shall be “named fiduciaries”, as described in section 402 of ERISA with respect to their respective authority and responsibilities under the Plan. The term “Committee” shall, as appropriate, refer to the Benefits Administration Committee or the person(s) to whom the Benefits Administration Committee has delegated all or any part of its responsibilities and powers pursuant to subsection 12.3.

     1.5 Plan Year. The term “Plan Year” means the calendar year.

     1.6 Accounting Dates. The term “Accounting Date” means each day the New York Stock Exchange is open for business.

     1.7 Applicable Laws. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.8 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.9 Notices. Any notice or document required to be filed with the Committee or the Company under the Plan will be properly filed if addressed to the Committee or the Administrator of the Plan, and delivered or mailed by registered mail, postage prepaid, to the Company at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice. At least 30 days, and no more than 90 days, before the beginning of each Plan Year, each eligible employee shall be given notice of the employee’s rights and obligations under the Plan in a manner which satisfies the content requirements of Internal Revenue Service Notices 98-52 and 2000-3; provided, however, that in the case of an employee who becomes eligible to participate in the Plan after the 90th day before the beginning of a Plan Year, such notice shall be provided no more than 90 days before the employee becomes eligible to participate in the Plan and no later than the date the employee becomes eligible to participate in the Plan.

     1.10 Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone and/or computer system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the “Access System”). Each Participant shall have a personal identification number or “PIN” for purposes of executing transactions through the Access System, and entry by a Participant of his PIN (with his Social Security Number or some other form of verification authorized by the Committee) shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Access System, including but not limited to, enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents (if loans are permitted under the Plan), and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Committee on the date it is electronically transmitted, unless such transmission occurs after the applicable cut off date, as determined by the Committee in its sole discretion, for the Access System for that day, in which case it will be considered submitted on the next day on which the New York Stock Exchange is open for business. To the extent permitted by rules established by the Committee, the Access System may include computer access through the Internet or other similar system. The Company, in its discretion, may temporarily suspend transactions under the Plan, including contribution and investment elections and loan, withdrawal or distribution requests, as necessary to establish or change the Plan’s recordkeeping system (including the Access System).

     1.11 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     1.12 Action by Employer. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized person acting on behalf of the Employer.

     1.13 No Reversion to Employers. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in Article V of the Trust Agreement.

     1.14 Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement’s effective date.

     1.15 Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan.

SECTION 2

Participation in Plan

     2.1 Eligibility for Participation. Subject to the terms and conditions of the Plan, each “Participant” in the Plan immediately prior to the Effective Date, shall continue to be a “Participant” in the Plan on and after the Effective Date. Subject to the terms and conditions of the Plan, each other employee of an Employer will be eligible to become a “Participant” in the

Plan for purposes of Section 3 and subsection 4.1, and shall become a “Participant” for purposes of subsection 4.2, on the later of the Effective Date or the first day of the month coinciding with or next following the completion of (a) in the case of an employee who is scheduled to work at least 24 hours per week, 60 days of employment with an Employer or Related Company or (b) in the case of an employee who is scheduled to work less than 24 hours per week, one year (365 days) of “Service” (defined below) on which he meets all of the following requirements:

(i)	he has attained age 18; and

(ii)	he is employed by an Employer as a member of a group of employees to whom the Plan has been extended by that Employer listed on Schedule I attached hereto.

For purposes of this subsection 2.1, the term “Service” means the time elapsed (excluding any “Break in Service” (defined below) between the date of an employee’s commencement of employment with an Employer or Related Company and such employee’s last “Severance from Service” (defined below). “Break in Service” means a period of absence from active employment with an Employer or Related Company commencing on an employee’s Severance from Service, if the employee does not return to active employment with an Employer or Related Company within the 12-month period commencing on the date of his Severance from Service, or where an employee’s Severance from Service occurs during the first 12 months of any absence from service (such as a leave of absence), if the employee does not return to active employment within the 12-month period commencing on the first day of such absence from service. “Severance from Service” means with respect to an employee of an Employer or Related Company the date on which the employee quits, retires, is discharged or dies. For this purpose, if an employee is absent from active employment with an Employer or Related Company by reason of “Maternity or Paternity Leave” (defined below), such employee shall not be deemed to have been discharged at any time prior to the second anniversary of the first day of such absence. “Maternity or Paternity Leave” means the absence of an employee from service with an Employer or Related Company if such absence commences by reason of the pregnancy of the employee, or the birth of a child of the employee, or the placement of a child with the employee in connection with the adoption of such child by such employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participation for purposes of Section 3 and subsection 4.1 is voluntary, and requires a Pre-Tax Contribution election under subsection 3.1 made in accordance with uniform rules established by the Committee. Participation for purposes of subsection 4.2 is automatic as of the first day of the month coinciding with or following the day the employee satisfies all of the applicable eligibility requirements, regardless of whether the eligible employee is then participating for other purposes under the Plan.

Notwithstanding the foregoing, no employee who was actively participating in The Brunswick Pension Plan for Salaried Employees on April 1, 1999 shall be eligible to participate in the Plan; provided, however, that a corporate officer of the Company who is not otherwise eligible to participate in the Plan shall be eligible to participate in the Supplemental Profit Sharing Contributions made by the Company pursuant to Section 4.2.

Notwithstanding any other provision of the Plan to the contrary, no individual shall be eligible to participate in the Plan for any period during which such individual provides services under a contract or arrangement between an Employer and either such individual himself or an agency, leasing organization, vendor or other organization, that purports to treat the individual as either an independent contractor or an employee of such agency, leasing organization, vendor or other organization, even if the individual is later determined (by judicial action or otherwise) to have been a common law employee of an Employer during such period rather than an independent contractor or an employee of such agency or other organization.

     2.2 Plan Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment, and will not give any employee the right to be retained in the employ of any Employer or Related Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.3 Extended Participation. When distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond or cannot be made until after his Termination Date (as described in subsection 8.2), during any period during which the Participant continues in the employ of an Employer but fails to meet the requirement set forth in paragraph 2.1(b), or during any period for which Pre-Tax Contributions (as described in subsection 3.1) are not made on his behalf, the Participant or, in the event of his death, his Beneficiary (as defined in subsection 10.8) will be considered and treated as a Participant for all purposes of the Plan, except as follows:

(a)	no contributions will be credited to his Account for any period during which he continues in the employ of the Employers but fails to meet the requirements of paragraph 2.1(b) or after his Termination Date;

(b)	the Beneficiary of a deceased Participant cannot designate a Beneficiary under subsection 10.8; and

(c)	a Participant may not make a withdrawal or borrow in accordance with the provisions of Section 9 after his Termination Date.

     2.4 Leased Employees. If a person satisfies the requirements for treatment as a “Leased Employee” (defined below), such Leased Employee shall not be eligible to participate in this Plan or in any other Plan maintained by an Employer or a Related Company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

(a)	for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension Plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code; or

(b)	for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a Leased Employee.

For purposes of paragraph (a) above, “Highly Compensated” shall have the meaning set forth in section 414(q) of the Code. A “Leased Employee” means any person defined in section 414(n) of the Code, which includes any person who is not an employee of an Employer or Related Company, but who has provided services to an Employer or Related Company, which services are performed under the primary direction and control of the Employer or Related Company, on a substantially full time basis for a period of at least one year, pursuant to an agreement between the Employer or Related Company and the leasing organization.

SECTION 3

Employee Pre-Tax and Rollover Contributions

     3.1 Pre-Tax Contributions.

(a)	Subject to the conditions and limitations set forth in Section 7 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to have from 1% to 20% of his Compensation reduced, and to have a corresponding amount contributed on his behalf to the Plan by his Employer as a “Pre-Tax Contribution”. Any election pursuant to this subsection 3.1 shall be submitted to the Committee by means of the Access System prior to the payroll date with respect to which it is to first take effect.

(b)	In addition to the amount described in paragraph (a) above, each Plan Year, all Participants who are eligible to make Pre-Tax Contributions under the Plan and who have or will have attained the age of 50 before the end of the current Plan Year shall be eligible to have Pre-Tax Contributions contributed on his behalf to the Plan by his Employer in addition to those described in paragraph (a) above in accordance with, and subject to, the rules and limitations of section 414(v) of the Code (“Catch-Up Contributions”). Catch-Up Contributions shall be elected, made, suspended, resumed and credited in accordance with, and subject to, such rules and limitations as the Committee may establish on a uniform and nondiscriminatory basis; provided, however, that (x) the amount of Catch-Up Contributions contributed on behalf of any Participant during the Plan Year shall not exceed the maximum amount permitted under section 414(v) of the Code for the Plan Year and (y) no Matching Contributions shall be made pursuant to Section 4.1 in connection with any Catch-Up Contributions. Catch-Up Contributions shall not be taken into account for purposes of Section 7 or any other provisions of the Plan implementing the required limitations of sections 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 404, 410(b), 415 or 416 of the Code.

     3.2 Payment of Pre-Tax Contributions. Pre-Tax Contributions shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets.

     3.3 Variation, Discontinuance and Resumption of Pre-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to change prospectively his Pre-Tax Contribution rate within any limits specified in subsection 3.1, to elect to discontinue such contributions or to have them resumed by filing a new election through the Access System prior to its effective date.

     3.4 Compensation. For purposes of this Section 3 and Section 4, a Participant’s “Compensation” shall include the items described at subsection 7.2(a), reduced by the following:

(i)	reimbursements, expense allowances, and taxable fringe benefits;

(ii)	short-term disability payments (if treated as a welfare benefit);

(iii)	long-term disability payments; and

(iv)	taxable group term life insurance;

up to a maximum limit for any Plan Year of the maximum amount permitted for such Plan Year under Code Section 401(a)(17), taking into account any required proration of such amount under applicable regulations.

     3.5 Rollover Contributions. A Participant, or an employee who would be eligible to participate in the Plan in accordance with subsection 2.1 but for the requirement that he make a Pre-Tax Contribution election, may make a “Rollover Contribution” in cash of all or part of the taxable portion of a distribution from a qualified defined contribution plan of another employer or from an individual retirement account which, under applicable provisions of the Code, is permitted to be rolled over into this Plan, excluding any voluntary deductible contributions (as defined in section 72(o)(5) of the Code). The Committee shall determine whether any requested rollover satisfies the requirements of this subsection, and may request whatever supporting documents it deems necessary to make that determination. An otherwise eligible employee who makes a Rollover Contribution before he has satisfied all of the requirements for becoming a Participant shall nevertheless be considered a Participant solely with respect to his Rollover Account.

SECTION 4

Employer Contributions

     4.1 Matching Contributions.

(a)	Each Employer shall make “Matching Contributions” on behalf of each Participant employed by such Employer in an amount equal to:

(i)	100% of the Participant’s Pre-Tax Contributions to the Plan for each payroll period that do not exceed 3% of his Compensation for that payroll period, plus

(ii)	50% of the Participant’s Pre-Tax Contributions to the Plan for each payroll period that exceed 3%, but do not exceed 5%, of his Compensation for that payroll period.

(b)	Each Employer shall make a “Supplemental Matching Contribution” on behalf of each Participant for each Plan Year in an amount equal to:

(i)	the sum of 100% of the Participant’s Pre-Tax Contributions to the Plan for the Plan Year that do not exceed 3% of his Compensation for the Plan Year, plus 50% of the Participant’s Pre-Tax Contributions for the Plan Year that exceed 3%, but do not exceed 5%, of his Compensation for the Plan Year, minus

(ii)	the amount of the Matching Contributions contributed for the Participant pursuant to Section 4.1(a) for payroll periods ending in such Plan Year.

     4.2 Profit Sharing Contributions. Subject to the conditions and limitations of Section 7, as soon as practicable after the end of each payroll period each Employer shall contribute to the Plan a “Basic Profit Sharing Contribution” for each Participant employed by that Employer equal to 3% of the Participant’s Compensation for that payroll period. In addition, any Employer in its sole discretion may make a “Variable Profit Sharing Contribution” for a Plan Year for each Participant employed by that Employer during such Plan Year in a designated group or business unit, in an amount equal to a stated percentage of each such Participant’s Compensation for such Plan Year for services rendered in such designated group or business unit, which may vary from group to group but which may not exceed 6% of any such Participant’s Compensation for such Plan Year for services rendered in such designated group or business unit. To be eligible for a Variable Profit Sharing Contribution for a Plan Year, an otherwise eligible Participant must be employed by the Employer or the Company or a Related Company on the last business day of that Plan Year. In addition, any Employer in its sole discretion may make a “Supplemental Profit Sharing Contribution” for a Plan Year for any Participant who is employed by the Employer or the Company or a Related Company on the last business day of such Plan Year and either (i) is a corporate officer who has attained at least age 40 by the end of such Plan Year or (ii) became an employee of the Employer during such Plan Year and was not an employee of the Company or a Related Company in the preceding the Plan

Year, the amount of which may vary from Participant to Participant; provided, however, that in the case of a Participant who is Highly Compensated for a Plan Year the sum of the Participant’s Basic Profit Sharing Contributions, Variable Profit Sharing Contribution and Supplemental Profit Sharing Contribution for such Plan Year may not exceed 9% of the Participant’s Compensation from that Employer for such Plan Year. For the purposes of the other provisions of the Plan, the Supplemental Profit Sharing Contribution made on behalf of a Participant for a Plan Year shall be treated as a Variable Profit Sharing Contribution.

     4.3 Limitations on Amount of Employer Contributions. In no event shall the aggregate amount of any contributions made by an Employer for any Plan Year exceed the limitations imposed by Section 404 of the Code on the maximum amount deductible on account thereof by that Employer for that year.

     4.4 Payment of Employer Contributions. Matching Contributions and Basic Profit Sharing Contributions will be made as soon as practicable after the payroll period to which they relate. Supplemental Matching Contributions and Variable and Supplemental Profit Sharing Contributions made by an Employer for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer’s federal income tax return for the tax year coincident with such Plan Year, including any extensions thereof, but all such contributions shall be considered to have been made on the last day of the Plan Year regardless of when paid to the Trustee.

     4.5 Military Absences. Notwithstanding any other provision of the Plan to the contrary, eligibility service shall be credited, and make-up contributions shall be permitted (and made), as required by section 414(u) of the Code.

SECTION 5

The Trust Fund, Investment Funds and Investment Fund Elections

     5.1 The Trust Fund, Investment Funds. The “Trust Fund” as of any date consists of all property of every kind then held by the Trustee with respect to the Plan. The Committee shall establish one or more “Investment Funds” for investment of Participants’ Accounts and, from time to time, may eliminate or modify the then existing Investment Funds or establish additional Investment Funds. The Investment Funds will include, without limitation, a “Brunswick Stock Fund” which shall be invested primarily in shares of common stock and preferred stock of the Company that meets the requirements of section 409(l) of the Code (“Company Stock”).

     5.2 Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interest in each such Fund and the portion of such interest that is attributable to each of his Accounts. The Committee, in its sole discretion, may establish uniform rules for reporting the value of each such subaccount, including but not limited to using a “unit” measurement to reflect each Participant’s interest in an Investment Fund that has the effect of blending the value of the cash or cash equivalents that comprise part of that Fund with the value of the securities in which the Fund is primarily invested.

     5.3 Investment Fund Elections. Subject to such uniform rules as the Committee may establish, at the time that a Participant enrolls in the Plan he may specify the percentage, in increments of 1%, of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds in accordance with uniform rules established by the Committee. Any such investment direction shall be deemed to be a continuing direction until changed by the Participant. During any period in which no such direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Committee. A Participant may modify his investment direction prospectively by using the Access System prior to the effective time of the change in accordance with uniform rules established by the Committee. No contributions shall be directly invested in the “ESOP Component” (defined below) portion of the Brunswick Stock Fund. Amounts attributable to contributions invested in the Brunswick Stock Fund shall be deemed to be included in the ESOP Component only after such amounts are added to the ESOP Component pursuant to subsection 5.6.

The Plan is intended to satisfy the requirements of section 404(c) of ERISA with respect to Participants’ investment elections. To the extent permitted by law, neither the Employers, the Committee, the Trustee nor any other fiduciary of the Plan shall be liable for any loss resulting from a Participant’s exercise of his right to direct the investment of his Accounts.

     5.4 Transfers Between Investment Funds. Subject to uniform rules established by the Committee, each Participant may elect to transfer, prospectively, the value of his Accounts held in any Investment Fund to any other Investment Fund then made available to such Participant. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Committee.

     5.5 Liquidity. In order to accommodate investment changes and other elections by Participants in a timely manner, a certain portion of each of the Investment Funds may be held in cash or cash equivalents. The percentage of assets held in each Investment Fund in cash or cash equivalents may differ from Fund to Fund and from time to time, as considered appropriate by the Committee (or its delegate). The rate of return of each Investment Fund will be a combination of the short term earnings (or losses) on the cash portion of the Fund and the earnings (or losses) of the securities or other investments in which such Fund is primarily invested, determined in accordance with uniform rules established by the Committee (or its delegate).

     5.6 Employee Stock Ownership Plan.

(a)	Effective November 1, 2003, the portion of the Plan (the “ESOP Component”) consisting of the Account balances invested in the Brunswick Stock Fund as of October 31, 2003 is designated as, and is intended to constitute, an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA. There shall be added to the ESOP Component, as of the dates on or after November 1, 2003, on which the applicable transactions occur, (i) amounts transferred to the Plan from the Brunswick Employee Stock Ownership Plan and (ii) amounts transferred from other Investment Funds to the Brunswick Stock Fund. There shall also be added to the ESOP Component, as of each January 1 beginning January 1, 2004, all Account balances invested in the Brunswick Stock Fund as of the immediately preceding December 31, to the extent such Account balances are not already held in the ESOP Component. There shall be subtracted from the ESOP Component, as of the dates on or after November 1, 2003, on which such transfers occur, amounts transferred from the ESOP Component portion of the Brunswick Stock Fund to any other Investment Fund.

(b)	The ESOP Component will be invested primarily in Company Stock and will be considered a part of the Brunswick Stock Fund.

(c)	Dividends paid by the Company with respect to shares of Company Stock in the ESOP Component shall, at the election of the Participants and Beneficiaries whose Accounts are invested in whole or in part in the ESOP Component, be (1) paid to the ESOP Component and distributed in cash to such Participants and Beneficiaries not later than ninety (90) days after the close of the Plan Year in which such dividends are paid, or (2) reinvested in Company Stock in the ESOP Component. Elections shall be made in accordance with procedures established by the Committee.

(i)	Dividends paid on Company Stock will be reinvested in Company Stock in the ESOP Component, unless an election is made pursuant to paragraph (c)(1) above to receive distribution of such dividends in cash. If such an election is made, then such dividends shall be temporarily invested in the manner designated by the Committee, pending distribution to Participants and Beneficiaries.

(ii)	A distribution of dividends pursuant to this subsection 5.6 shall not include any earnings or gains on the dividend amount from the time such dividends are paid to the Plan to the time such dividends are distributed to the Participants and Beneficiaries.

(iii)	A distribution of dividends pursuant to this subsection 5.6 shall be reduced by any investment losses on the dividend amount from the time such dividends are paid to the Plan to the time such dividends are distributed to the Participants and Beneficiaries.

(d)	Distributions from the ESOP Component shall also be made in accordance with the provisions of Sections 9 and 10, regarding the payment of benefits from the Plan, to the extent the provisions of Sections 9 and 10 do not conflict with this subsection 5.6.

(e)	Participants shall have the right to receive a distribution of benefits from the ESOP Component in Company Stock; provided, however, that in all events cash may be paid in lieu of fractional shares.

(f)	Notwithstanding any other provision of the Plan to the contrary, during the 90-day period following the last day of each Plan Year in a Participant’s Qualified Election Period (as defined below), the Participant may, by writing filed with the Committee in such form as it may require, elect to withdraw:

(i)	a portion of his Account balance not exceeding 25 percent (50 percent with respect to the Participant’s election following the last Plan Year in his Qualified Election Period) of the sum of (1) his Account balance at the end of the immediately preceding Plan Year; and (2) withdrawals during his Qualified Election Period;

Reduced By

(ii)	the amount of prior withdrawals made in accordance with this subsection.

Any amount required to be distributed pursuant to a withdrawal election made during any Plan Year in accordance with this subsection shall be distributed no later than the 180th day of that Plan Year. A Participant’s “Qualified Election Period” means the six-Plan-Year period beginning with the first Plan Year in which he has both completed ten years of participation in the Plan (including years of participation in the Brunswick Employee Stock Ownership Plan) and has attained at least age 55 years.

SECTION 6

Plan Accounting

     6.1 Participants’ Accounts. The Committee will maintain the following Accounts in the name of each Participant which shall be adjusted from time to time as required by subsection 6.2:

(a)	a “Pre-Tax Account” in the name of each Participant, which account will reflect the amount of the Pre-Tax Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto;

(b)	an “Employer Matching Account” in the name of each Participant, which account will reflect the amount of the Matching Contributions and Supplemental Matching Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto;

(c)	a “Profit Sharing Account” in the name of each Participant, which account will reflect the amount of the Basic, Variable and Supplemental Profit Sharing Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto;

(d)	a “Rollover Account” in the name of each Participant, which account will reflect the amount of the Rollover Contributions, if any, made by him, and the income, losses, appreciation and depreciation attributable thereto, and

(e)	an “After-Tax Account” in the name of any Participant for whom after-tax contributions were transferred to this Plan from another defined contribution plan and the income, losses, appreciation, and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts within the Pre-Tax Account to distinguish contributions (and the earnings thereon) eligible to be matched from contributions (and the earnings thereon) above the matching limit, as well as subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules. The accounts and subaccounts provided for in this subsection 6.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate accounts.

Reference to a Participant’s “Accounts” means his Pre-Tax Account, After-Tax Account, Employer Matching Account, Profit Sharing Account, and Rollover Account.

     6.2 Allocation of Fund Earnings and Changes in Value. As of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant’s subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Pre-Tax, Employer Matching, Profit Sharing, and Rollover Contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied. The Plan will use a daily valuation system, which generally shall mean that Accounts will be updated each business day to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants’ investment elections, and changes in the unit value of the Investment Funds under the Plan. Such daily valuation is dependent upon the Plan’s recordkeeper receiving complete and accurate information from a variety of different sources on a timely basis, as well as upon the smooth operation of the financial markets. Since events may occur that cause an interruption in this process, affecting a single Participant or a group of Participants, there shall be no guarantee by the Plan that any given transaction will be processed on the anticipated day. In the event of any such interruption, an affected transaction will be processed as soon as administratively feasible and no attempt shall be made to reconstruct events as they would have occurred absent the interruption, regardless of the cause, unless the Committee in its sole discretion directs the Plan’s recordkeeper to do so.

     6.3 Allocation and Crediting of Contributions. Subject to the provisions of Section 7, contributions shall be allocated and credited as follows:

(a)	Pre-Tax, Matching, Basic Profit Sharing and Rollover Contributions made on behalf of a Participant shall be credited to that Participant’s appropriate Accounts as of the Accounting Date coinciding with the day such contribution is received by the Trustee with verified data; and

(b)	Supplemental Matching, Variable and Supplemental Profit Sharing Contributions made for each Plan Year shall be allocated as of the last day of that year by each Employer in accordance with subsections 4.1 and 4.2.

Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when actually made to the Trustee and posted to the Participant’s Accounts.

     6.4 Correction of Error. In the event of an error in the adjustment of a Participant’s Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 6.4, the Accounts of other Participants shall not be readjusted on account of such error.

     6.5 Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Committee may determine, the Company shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Company within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Company within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

SECTION 7

Limitations On Compensation,
Contributions and Allocations

     7.1 Reduction of Contribution Rates. To conform the operation of the Plan to sections 402(g) and 415(c) of the Code, the Company may unilaterally modify or revoke any Pre-tax Contribution election made by a Participant pursuant to subsection 3.1, or may reduce (to zero if necessary) the level of Matching Contributions or Profit Sharing Contributions to be made on behalf of a Participant pursuant to subsection 4.1 or 4.2.

     7.2 Compensation for Limitation/Testing Purposes. “Compensation” for purposes of this Section 7 shall mean:

(a)	the Participant’s wages, salary, commissions, bonuses, reimbursements, expense allowances, and other amounts received (in cash or in kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits. Code section 911 earned income, short-term disability payments, long-term disability payments, taxable group term life insurance, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation Plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment; plus

(b)	any elective contributions made on the Participant’s behalf for the Plan Year to a Plan sponsored by an Employer or a Related Company that are not currently includable in income pursuant to section 125 or 402(g)(3) of the Code, or pursuant to an arrangement under section 132(f)(4) of the Code;

up to a maximum limit for any Plan Year of the maximum amount permitted for such Plan Year under section 401(a)(17) of the Code, taking into account any required proration of such amount under applicable regulations.

     7.3 Limitations on Annual Additions.

(a)	Notwithstanding any other provisions of the Plan to the contrary, a Participant’s “Annual Additions” (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(i)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(ii)	100 percent of the Participant’s Compensation, for that Plan Year, calculated as of each Section 415 Affiliate were a Related Company. (The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition at paragraph (b) below).

(b)	The term “Annual Additions” means, with respect to any Participant for any Plan Year, the sum of all contributions and forfeitures (excluding Rollover Contributions) allocated to a Participant’s Accounts under the Plan for such year. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(a) of the Code) of a Participant under a defined benefit plan and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit Plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or a Section 415 Affiliate. Section 415 Affiliate means any entity that would be a Related Company if the ownership test of section 414 of the Code was “more than 50%” rather than “at least 80%”.

     7.4 Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 7.3, the excess amounts shall be treated, as necessary, (i) first by distributing any unmatched pre-tax contributions and any earnings attributable thereto, (ii) next by distributing any matched pre-tax contributions and any earnings attributable thereto and (iii) finally by treating such excess amounts in accordance with Treas. Reg. §1.415-6(b)(6)(iii), that is, by placing such amounts unallocated in a suspense account for the Plan Year and by using such amounts to reduce the Employer contributions in the following Plan Year (or succeeding Plan Years, if necessary) for all Participants in accordance with the rules set forth in Treas. Reg. §1.415-6(b)(6)(i).

     7.5 Allocation Among Employers. If the amount of Employer contributions otherwise allocable to a Participant in any Plan Year would exceed the limitations imposed by the provisions of subsection 7.3, and the Participant is employed by more than one Employer during that year, the amount of each Employer’s contribution which would otherwise be allocated and credited to the Participant’s Accounts shall be reduced by an amount determined by multiplying such excess amount by a fraction, the numerator of which is the sum of the Employer contributions of that Employer otherwise allocable to the Participant for that year, and the denominator of which is the sum of the Employer contributions of all Employers otherwise allocable to the Participant for that year.

     7.6 Section 402(g) Limitation. In no event shall the Pre-Tax Contributions for a Participant under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed the maximum amount permitted for any calendar year under section 402(g) of the Code, except as permitted at paragraph 3.1(b) of the Plan. Subject to paragraph 3.1(b), during any taxable year that a Participant is also a participant in another cash or deferred arrangement, and if his elective deferrals under such other arrangement together with his Pre-Tax Contributions exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Company to direct the Trustee to distribute all or a portion of such excess to him, with any allocable gains or losses for that Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations). Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant’s taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Pre-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant’s taxable year).

SECTION 8

Vesting and Termination Dates

     8.1 Determination of Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in all of his Accounts.

     8.2 Termination Date. A Participant’s “Termination Date” shall be the date on which his employment with the Employers and Related Companies terminates for any reason.

     8.3 Distribution Upon Severance From Employment. All of a Participant’s Accounts shall be available for distribution on account of the Participant’s severance from employment, including distributions that are attributable to events occurring prior to December 31, 2001. Such a distribution shall be subject to the other provisions of the Plan regarding distributions. For purposes of Section 10, such separation from employment shall be treated as a Termination Date.

SECTION 9

Loans and Pre-Termination Withdrawals

     9.1 Loans. Upon written request by a Participant who is an employee of an Employer or who is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA), the Company, subject to such terms and conditions as the Committee may uniformly impose from time to time, may authorize a loan of at least $1,000 to be made to a Participant from his interest in the Trust Fund as of any Accounting Date (after all adjustments then required under the Plan have been made), subject to the following:

(a)	No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of:

(A)	the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

(B)	the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(ii)	one-half of the aggregate vested interest of the Participant under all such plans;

and no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.

(b)	No Participant may have more than two loans outstanding at one time.

(c)	Each loan to a Participant shall be charged against the Participant’s Accounts pro rata and shall be charged against each Investment Fund in which such Accounts are invested in the same ratio as the value of his interest in such Fund with respect to the applicable Account bears to the total of all his interest in that Account.

(d)	Each loan shall be evidenced by a written note providing for:

(i)	a reasonable repayment period of not more than 5 years from the date of the loan (10 years for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Participant’s principal residence);

(ii)	a reasonable rate of interest;

(iii)	substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

(iv)	such other terms and conditions as the Committee shall determine.

(e)	Payments of principal and interest to the Trustee with respect to any loan shall be credited to the Participant’s Fund Accounts in accordance with his current investment directions.

(f)	Generally, loan repayments will be made by payroll deduction. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check to the Company, which payment shall be forwarded to the Trustee as soon as practicable after the checks clears.

(g)	The loan may be prepaid in full at any time without penalty.

(h)	Any loan to a Participant shall become immediately due and payable at such time as the Participant terminates employment with the Employers. Notwithstanding any other provision of the Plan to contrary, if the outstanding balance on any loan is not paid within the grace period permitted by applicable Treasury regulations or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Account become distributable.

(i)	A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the Participant’s vested interest in the Plan.

(j)	If distribution is to be made to a Beneficiary in accordance with Section 10, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

(k)	The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing.

     9.2 Withdrawal of Pre-Tax, After-Tax and Rollover Contributions. As of any Accounting Date, a Participant may withdraw from his Rollover and Pre-Tax Accounts (exclusive of amounts credited to the Loan Fund) any amount after attainment of age 591/2 or, prior to age 591/2 , any amount (other than earnings credited on Pre-Tax Contributions) necessary to meet a Hardship (as defined in subsection 9.3). As of any Accounting Date (but not more than twice per Plan Year), any Participant may withdraw any amount from his After-Tax Account, provided such withdrawal is a minimum of $1,000 or, if less, the entire balance in such Account. Notwithstanding the foregoing, any withdrawal in accordance with this subsection 9.2 on account of Hardship shall be made first from the Participant’s After-Tax (if any) and Rollover Accounts and only after those Accounts are depleted, from his Pre-Tax Account. Any request for a withdrawal in accordance with this subsection 9.2 shall be filed with the Company at such time and in such manner as the Company may require. A Participant who receives a withdrawal on account of Hardship pursuant to this subsection 9.2 shall be suspended from making contributions to the Plan and, to the extent required by section 401(k) of the Code and the regulations thereunder, all other plans maintained by an Employer or Related Company for six months from the date on which the Participant receives the withdrawal.

     9.3 Hardship. A withdrawal will not be considered to be made on account of “Hardship” unless the following requirements are met:

(a)	The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

(i)	medical expenses incurred by the Participant, the Participant’s spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

(ii)	the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)	payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, or his spouse, children or dependents;

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service or general applicability,

(b)	The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. It will be considered necessary if the Participant has received any other distribution available to the Participant under the Plan (including a distribution of dividends with respect to shares of Company Stock in the ESOP Component pursuant to subsection 5.6(c)) and the Committee determines that the amount of the distribution does not exceed the remaining amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant’s representation that the need cannot be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

(iii)	by ceasing to make contributions to the Plan (or any other plan of the Employer permitting deferral of compensation); or

(iv)	by a loan pursuant to subsection 9.1 or by borrowing from commercial sources on reasonable commercial terms.

(c)	The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection 9.3 and adequate proof thereof, as determined by the Committee in its sole discretion.

     9.4 Order of Withdrawal from Investment Funds. Any withdrawal from an Account of a Participant which is made in accordance with this Section 9, shall be made, in cash, from the Fund Accounts (other than the Loan Fund) maintained on behalf of the Participant for the investment of that Account pro rata according to the balances in such Fund Accounts.

     9.5 Direct Rollover Option. To the extent required under the applicable provisions of section 401(a)(31) of the Code and regulations issued thereunder, any person receiving an “eligible rollover distribution” (defined below) either as a withdrawal pursuant to this Section 9 or a distribution pursuant to Section 10, may direct the Company to transfer such distributable amount, or a portion thereof, to an “eligible retirement plan” (defined below), in accordance with uniform rules established by the Company.

(a)	An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period often years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any distribution that meets the hardship withdrawal requirements set forth in subsection 9.3; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401 (a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(b)	An “eligible retirement plan” is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401 (a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. An eligible retirement plan shall also mean an annuity contract described in section 403 (b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

SECTION 10

Post-Termination Distributions From Account Balances

     10.1 Manner of Making Payments. Subject to the following provisions of this Section 10, distribution of a Participant’s Account shall be made to or for the benefit of the Participant or, in the event of the Participant’s death, to or for the benefit of the Participant’s Beneficiary, by payment in a lump sum.

     10.2 Payment in Cash or Common Stock. The portion of a Participant’s Account balance which is not invested in Company Stock shall be distributed in cash. A Participant, or in the event of his death his Beneficiary, may elect, at such time and in such manner as the Company may require, (i) to have that portion of his Account balance which is invested in Company Stock distributed in the form of common stock of the Company or (ii) to receive in cash the fair market value (determined as of the Accounting Date as of which distribution is to be made) of the common stock of the Company which would otherwise be distributed to him. In the event that a Participant or Beneficiary fails to properly make any such election, the portion of the Participant’s Account balance which is invested in Company Stock shall be distributed in shares of common stock of the Company if such distribution would include 100 or more such shares and shall be distributed in cash if there would be less than 100 such shares distributed. A Participant may increase the proportion of his Account distributable in common stock of the

Company by making an investment transfer into the Brunswick Stock Fund in accordance with subsection 5.4 before making his distribution election.

     10.3 Commencement of Benefits. Subject to the provisions of subsection 10.4, benefits payable to or on account of any Participant shall be determined as of the Accounting Date following his Termination Date on which authorized distribution directions are received by the Trustee from the Committee, and distribution of such benefits shall occur as soon as practicable after his Account balance has been determined, subject to the following:

(a)	A Participant whose entire vested Account balance (including any outstanding loans) exceeds $5,000, may defer distribution of his vested Account balance until such Accounting Date he selects that is not later than 60 days following the end of the Plan Year in which the later of his 65th birthday or his Termination Date occurs.

(b)	If the Participant’s entire vested Account balance (including any outstanding loans, but excluding any Rollover Contributions made pursuant to subsection 3.5) does not exceed $5,000, the entire vested Account balance shall be distributed to the Participant without his consent as soon as practicable after his Termination Date.

(c)	If the Participant dies prior to the commencement of his benefits, distribution of his benefits to any Beneficiary shall commence as soon as practicable following the date of his death.

     10.4 Limits on Commencement and Duration of Distributions. Notwithstanding any provisions of the Plan to the contrary, the following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder:

(a)	In no event shall distribution commence later than 60 days after the close of the Plan Year in which the later of the following event occurs: the Participant’s attainment of age 65 or the Participant’s Termination Date.

(b)	Notwithstanding any other provision herein to the contrary, distribution of the entire balance of the Participant’s Accounts shall be made on his Required Beginning Date, that is, April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70½, or (ii) the calendar year in which he terminates employment; provided that a Participant who is still employed on the April 1 of the calendar year following the calendar year in which he attains age 70½ may request a distribution on such date (and on the last day of that and any subsequent Plan Year). The Required Beginning Date for a Participant who is a 5 percent owner (as described in section 416(i) of the Code) is April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

     10.5 Facility of Payment. Notwithstanding the provisions of subsection 10.1, if, in the Committee’s opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage such person’s financial affairs, the Committee may, until claim is made by a conservator or other person legally charged with the care of such person or of the estate of such person, direct the Trustee to make payment to a relative or friend of such person for the benefit of such person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of such person or the estate of such person.

     10.6 Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan and Trust are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered except (i) in the case of a qualified domestic relations order which relates to the provision of child support, alimony payments or marital rights of a spouse, child or other dependent of a Participant and which meets such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder or (ii) pursuant to a judgment or settlement order (against a Participant convicted of a crime involving misuse of Plan funds or a civil judgment for breach of fiduciary duty) meeting the requirements of section 401(a)(13)(C) of the Code. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the vested Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time, so long as the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan. The expenses incurred in processing a qualified domestic relations order (including a domestic relations order that purports to be a qualified domestic relations order) shall be charged to the Accounts of the Participant to whom the order relates.

     10.7 Absence of Guaranty. None of the Trustee, the Committee or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

     10.8 Designation of Beneficiary. Subject to the foregoing provisions of this Section 10, each Participant, from time to time by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is legally married on the date of his death, designation of a Beneficiary other than his spouse shall be effective only if:

(a)	the Participant’s spouse acknowledges the effect of that designation and consents to the designation of the specific Beneficiary in a writing which is filed with the Committee in such form as the Committee may require and is witnessed by either a notary public or a Plan representative appointed or approved by the Committee; or

(b)	it is established to the satisfaction of a Plan representative appointed or approved by the Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A Beneficiary designation form will be effective only if (and when) the signed form is received by the Company while the Participant is alive and will cancel all Beneficiary designation forms filed earlier. Except as otherwise specifically provided in this Section 10, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant’s benefits, his benefits shall be paid to the Participant’s surviving spouse or, if there is no surviving spouse, to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Trustee, in its sole discretion, may make payment to the legal representative or representatives of the Participant’s estate. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under this subsection 10.8.

     10.9 Missing Participants or Beneficiaries. Each Participant and each Beneficiary must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company or if no address is filed with the Company, in the case of a Participant, at his last post office address as shown on the Employers’ records, shall be binding on the Participant and his Beneficiary for all purposes of the Plan. None of the Employers, the Company or the Trustee shall be required to search for or locate a Participant or Beneficiary. If no claim is made within three years after the date on which distribution of the Participant’s benefit is to commence under Section 10 of the Plan, any benefit payable under the Plan with respect to such Participant shall be deemed forfeited; provided, however, that if the person entitled to such benefit subsequently makes a valid claim for it, the forfeited benefit shall be reinstated. Any benefit paid or distributed from the Plan by check or draft that is not presented for payment within one year from the date on which the benefit was paid or distributed shall be deemed forfeited, subject to reinstatement in accordance with this subsection 10.9. Any amount forfeited in accordance with this subsection 10.9 shall be retained in the Trust.

     10.10 Disability Distribution. Notwithstanding any other provision of the Plan to the contrary, a Participant who is disabled, within the meaning of section 401(k)(2)(B) of the Code, may elect immediate distribution of his Account balances without regard to whether his Termination Date has occurred.

SECTION 11

Voting, Tender and Exchange Rights of Company Stock

     11.1 Voting Rights of Company Stock. At least 20 days before each annual or special meeting of shareholders of the Company, the Trustee shall send to each Participant and each

Beneficiary of a deceased Participant, a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the number of whole shares and any fractional share of Preferred Stock and Common Stock allocated to his Account under the Brunswick Stock Fund. In accordance with the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of the Preferred Stock, at any time that Shares of Preferred Stock are held by a person or entity other than an employee benefit plan of the Company, such Shares shall be converted into shares of Common Stock. Upon receipt of such instruction, the Trustee shall vote such shares as instructed, provided that, in the case of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the direction of the Participants to whose Accounts fractional shares are credited. The Trustee shall vote shares of Preferred Stock and Common Stock for which it does not receive voting instructions in the same proportion as such shares for which it has received directions. To the extent not otherwise furnished in accordance with the foregoing provisions of this Section 11, the Company shall furnish the Trustee and each Participant and each Beneficiary of a deceased Participant with notices and information statements when voting rights are to be exercised in a time and manner which comply with applicable law and the provisions of the Company’s charter and bylaws generally applicable to security holders. Each Participant and each Beneficiary of a deceased Participant is entitled to direct the exercise of rights other than voting rights in the manner prescribed by this Section 11 with respect to the voting of Preferred Stock and Common Stock, provided, however, that the Trustee may exercise such rights with respect to shares of Preferred Stock and Common Stock for which it does not receive exercise instructions.

     11.2 Tender and Exchange Rights of Company Stock. In the event of a tender or exchange offer with respect to shares of Preferred Stock and Common Stock, by a party other than the Company, each Participant and each Beneficiary of a deceased Participant shall be entitled to direct the Trustee to tender or exchange the number of whole shares and any fractional share of Preferred Stock and Common Stock allocated to his Account under the Brunswick Stock Fund. If required by the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of Preferred Stock, such shares shall be converted into shares of Common Stock at any time that such shares are held by a person or entity other than an employee benefit Plan of the Company. Any direction received from Participants and Beneficiaries by the Trustee shall be held in strict confidence. The Company shall cause to be provided to Participants, and Beneficiaries of deceased Participants, such notices and information statements as are provided to Company shareholders generally with respect to any such tender or exchange. If the Trustee does not receive a timely direction from a Participant or Beneficiary, the Trustee shall not tender or exchange such shares.

SECTION 12

The Benefits Administration Committee

     12.1 Membership. The Benefits Administration Committee referred to in subsection 1.4 shall consist of three or more members appointed by the Board of Directors of the Company. The Benefits Administration Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Benefits Administration Committee may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the members of the Benefits Administration Committee, or by an authorized member of the Benefits Administration Committee, shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon.

     12.2 Rights, Powers and Duties. The Committee shall have the following discretionary authority, power, rights and duties in addition to those vested in it elsewhere in the Plan, and any decision made by the Committee pursuant to this subsection 12.2 (or any other provision of the Plan granting it such authority) shall be final.

(a)	To interpret and construe the provisions of the Plan.

(b)	To adopt such rules of procedure and regulations as are consistent with the provision of the Plan and as it deems necessary and proper.

(c)	To determine conclusively all questions arising under the Plan, including the power to determine the eligibility, benefits and other Plan rights of employees, Participants and Beneficiaries, and to remedy any ambiguities, inconsistencies, or omissions of whatever kind.

(d)	To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(e)	To direct all benefit payments under the Plan.

(f)	To furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes.

(g)	To establish a claims procedure in accordance with section 503 of ERISA.

(h)	To employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties.

(i)	To take such voluntary corrective action as it considers necessary and appropriate to remedy any inequity that results from incorrect information received and communicated in good faith, or as a consequence of administrative or operational error. Such steps may include , but are not limited to, taking any action required under the employee plans compliance resolution system of the Internal Revenue Service (the “IRS”), any asset management or fiduciary conduct error correction program available through the Department to Labor (the “DOL”), any similar correction program instituted by the IRS, DOL or other administrative agency, reallocation of Plan assets, adjustments of amounts of future payments to Participants or Beneficiaries and institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

To the extent applicable to its investment responsibilities, the Committee also shall have the duties, responsibilities or authority allocated to it under the terms of the Trust Agreement.

     12.3 Delegation by Company or Benefits Administration Committee. In exercising their respective authority to control and manage the investments, operations and administration of the Plan, the Company and the Benefits Administration Committee each may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation by the Company or the Benefits Administration Committee shall be in writing and may be revoked at any time. Any member or delegate exercising Company or Benefits Administration Committee responsibilities and powers under this subsection shall periodically report to the Company or the Benefits Administration Committee on its exercise thereof and the discharge of such responsibilities.

     12.4 Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

     12.5 Information to be Furnished to Committee. The Employers shall furnish to the Committee such data and information as may be required for it to discharge its duties. The records of the Employers as to an employee’s or Participant’s period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Section 415 Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as it considers desirable to carry out the Plan,

     12.6 Committee’s Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable. Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them under the terms and conditions of the Plan.

     12.7 Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses (including the fees and expenses of persons employed by it in accordance with subsection 12.2(h)) of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Employers. The Trustee is authorized and directed to pay from the Trust Fund all costs and expenses incurred in administering the Plan, including the expenses of the Committee and Plan Administrator, the fees of counsel and any agents for the Committee and Plan Administrator, the fees and expenses of the Trustee and all other administrative expenses to the extent not paid by the Employers. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by a particular Employer.

     12.8 Exercise of Committee’s Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

(a)	for the exclusive purposes of providing benefits to Plan Participants and other persons entitled to benefits thereunder; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims,

     12.9 Indemnification of the Committee. The Committee and its individual members shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function if the Committee or such member did not, in the opinion of the Board of Directors of the Company, act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     12.10 Resignation or Removal of Benefits Administration Committee Member. A Benefits Administration Committee member may resign at any time by giving ten days’ advance written notice to the Employers, the Trustee and the other members of the Benefits Administration Committee. The Company may remove a Benefits Administration Committee member by giving advance written notice to him, the other Employers, the Trustee and the other members of the Benefits Administration Committee.

     12.11 Appointment of Successor Benefits Administration Committee Member. The Company may fill any vacancy in the membership of the Benefits Administration Committee and shall give prompt written notice thereof to the other members, the other Employers and the Trustee. While there is a vacancy in the membership of the Benefits Administration Committee, the remaining members shall have the same powers as the full Benefits Administration Committee until the vacancy is filled.

     12.12 Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning the member’s benefits under the Plan unless such decision could be made by that member under the Plan if that member were not a member of the Committee.

     12.13 Claims Procedures. If an individual believes he or she is entitled to benefits under the Plan in an amount greater than those which he or she is receiving or has received, he or she (or his or her duly authorized representative) may file a claim with the Administrator. The Administrator shall make all initial determinations as to the right of any person to a benefit. All applications for benefits shall be submitted in writing on forms prescribed by the Administrator and must be signed by the Participant, and where required by the Administrator, by Participant’s spouse, beneficiary, or legal representative and shall state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the applicant. Each application shall be acted upon within 90 days following its receipt by the Administrator, unless special circumstances require an extension of time for processing the claim and written notice or electronic notice of such extension, the reasons therefor and the expected date by which the Administrator will make its determination is given to the applicant prior to the end of the initial

90-day period. In no event shall such extension exceed 90 days from the end of the initial period.

In the event that any application for benefits is denied, in whole or in part, the Administrator shall notify the applicant, in writing or electronically, of such denial, setting forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional information necessary for the applicant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure (including a statement of the applicant’s right to bring a civil action under section 502(a) of the ERISA following the final denial of a claim). The notice of the decision of the Administrator shall be written in a manner calculated to be understood by the applicant

Any person (or his or her duly authorized representative) whose application for a benefit has been denied, in whole or in part, by the Administrator may appeal such denial by submitting to the Committee, within 60 days after receiving notice of the denial from the Administrator, a written request for review of such denial setting forth the grounds on which the applicant’s appeal is based and any facts in support thereof. Within the same 60-day period, the applicant may submit to the Committee written comments, documents, records and other information relating to the claim. Upon request and free of charge, the applicant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim.

If a request for review is so filed, review of the denial shall be made by the Committee and the Committee shall give written or electronic notice of its final decision with respect to the claim within 60 days after receipt of the applicant’s written request, unless special circumstances require an extension of time for processing and before the end of the initial 60-day period, the applicant is given written or electronic notice of such extension, including a description of the circumstances requiring the extension and the expected date by which the Committee will make its determination. If an extension is required, a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review. If the appeal of the claim is denied, the Committee shall notify the applicant, in writing or electronically, of such denial, setting forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, and a statement that the applicant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice of the decision of the Committee shall be written in a manner calculated to be understood by the applicant and include a statement of the applicant’s right to bring a civil action under section 502(a) of the ERISA following the final denial of a claim. The decision of the Committee on the application for benefits shall be final and conclusive on all persons.

In making determinations regarding claims for benefits, the Administrator and the Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing Plan documents, consistent application of Plan provisions with respect to similar situated applicants and any comments, documents, records and other information with respect to a claim submitted by an applicant (an “applicant’s submissions”). An applicant’s submissions shall be considered by the Committee upon review of any denied claim without regard to whether the applicant’s submissions were submitted or considered by the Administrator in the initial benefit determination.

SECTION 13

Amendment and Termination

     13.1 Amendment. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of subsection 1.14, to terminate the Plan or to amend the Plan at any time, except as follows:

(a)	the duties and liabilities of the Trustee cannot be substantially changed without its consent; and

(b)	no amendment shall reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Related Companies on the date of the amendment.

     13.2 Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if advance written notice of the termination is given to the other Employers. Employees of any Employer shall cease active participation in the Plan on the first to occur of the following:

(a)	the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a contributing sponsor of the Plan;

(b)	the date that Employer is judicially declared bankrupt or insolvent; or

(c)	the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     13.3 Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401 (a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or may direct the Trustee to accept such a transfer from another qualified plan. In the case of any merger or consolidation with, or transfer of assets and liabilities to or from, any other plan, provision shall be made so that each Affected Participant in the Plan on the date thereof (if the Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated. In the event that such a merger into this Plan includes forfeitures that have not yet been reallocated (or used to reduce employer contributions) in accordance with the terms of the merged plan, such forfeitures shall be maintained in a separate subaccount until reallocated (or used to reduce employer contributions) with respect to Participants who were participants in the merged plan immediately prior to the merger in accordance with its terms, as though such merged plan were still a separate plan.

     13.4 Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Section 9 and 10 as such sections may be amended from time to time.

     13.5 Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

* * * * *

SCHEDULE I
TO
THE BRUNSWICK REWARDS PLAN

1.     As of April 1, 1999 the Plan has been extended to the groups of employees set forth below.

(a)	Salaried employees of the following business units or location, excluding those persons who are eligible to accrue benefits under the Brunswick Salaried Pension Plan on and after April 1, 1999:

BRUNSWICK INDOOR RECREATION GROUP
CORPORATE OFFICE
MERCURY

(b)	All employees of the following business units:

SEA RAY
U.S. MARINE

2.     As of January 1, 2001, the Plan has been extended to all employees of Boston Whaler Inc.

3.     As of January 1, 2003, the Plan has been extended to all employees of Northstar Technologies; provided, however, that notwithstanding Section 2.1 to the contrary, the 30-day waiting period shall be waived with respect to such employees.

4.     As of January 1, 2003, the Plan has been extended to all employees of ParaBody, Inc.

Schedule-1

SUPPLEMENT A
TO
THE BRUNSWICK REWARDS PLAN

(TOP-HEAVY STATUS)

     A-1. Application. This Supplement A to the Plan shall be applicable for any Plan Year in which the Plan is Top Heavy (as described in subsection A-4). If the Plan is Top-Heavy for any Plan Year and is not Top-Heavy for any subsequent Plan Year, the provisions of this Supplement A shall not apply for such subsequent Plan Year.

     A-2. Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

     A-3. Affected Participant. For purposes of this Supplement A, the term “Affected Participant” means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy, subject to the following:

(a) For any such Plan Year the term “Affected Participant” shall include any employee of an Employer who is not a Participant solely because he failed to make contributions under subsection 3.1 for that year.

(b) The term “Affected Participant” shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.

     A-4. Top-Heavy. The Plan shall be “Top-Heavy” for any Plan Year if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-5) under all Aggregation Plans (as defined in subsection A-7) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of Section 416 of the Code. Subject to the preceding sentence:

(a) The Determination Date with respect to any Plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the plan on any Determination Date shall be determined by aggregating the present value of plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the plan’s Determination Date.

(b) Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) and the amount of any distributions made for a reason other than severance from employment, death or disability during any of the preceding four Plan Years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a Plan maintained by an unrelated employer, or, in the case of a defined contribution Plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan’s first Plan year.

(c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related Company during the Plan Year ending on the applicable Determination Date; provided, however, that if a Participant performs no services for one year and then performs services, the benefits attributable to such participant shall be included.

(d) The accrued benefit of any key participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

(e) The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or, if there is not such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 41 l(b)(l)(C) of the Code.

(f) The present value of benefits under all defined benefit plans shall be determined on the basis of a 6% per annum interest factor and the 1984 Unisex Pension Mortality Table, with a one year setback.

     A-5. Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. The determination of who is a key employee will be made in accordance with section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     A-6. Compensation. The term “Compensation” for purposes of this Supplement A generally means W-2 compensation for the calendar year ending with or within that Plan year, not exceeding $150,000 or such larger amount as may be permitted for any year under Code section 401(a)(17). However, solely for purposes of determining who is a Key Employee, the term “Compensation” means compensation as defined in section 414(q)(4) of the Code.

     A-7. Non-Key Employee. The term “Non-Key Employee” means any employee (or beneficiary of a deceased employee) who is not a Key Employee.

     A-8. Aggregation Plan. The term “Aggregation Plan” means the Plan and each other retirement Plan maintained by an Employer or Related Company which is qualified under section 401 (a) of the Code and which:

(a) during the plan year which includes the applicable Determination Date includes a Key Employee as a participant;

(b) during the plan year which includes the applicable Determination Date enables the Plan or any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code; or

(c) would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.

     A-9. Required Aggregation Plan. The term “Required Aggregation Plan” means a plan described in either paragraph (a) or (b) of subsection A-8.

     A-10. Permissive Aggregate Plan. The term “Permissive Aggregation Plan” means a plan described in paragraph (c) of subsection A-8.

     A-11. Minimum Contribution. For any Plan Year during which the Plan is Top-Heavy, the minimum amount of Employer contributions (excluding elective contributions as defined in Code section 401(k)) allocated to the Accounts of each Affected Participant who is employed by an Employer or Related Company on the last day of that year (whether or not he has completed 1000 hours of service during that year), who is not a Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is Top-Heavy shall, when expressed as a percentage of the Affected Participant’s Compensation be equal to the lesser of:

(a) 3%; or

(b) the percentage at which Employer contributions (including Employer Contributions made pursuant to a cash or deferred arrangement) are allocated to the Accounts of the Key Employee for whom such percentage is greatest.

For purposes of the preceding sentence, compensation earned while a member of a group of employees to whom the Plan has not been extended shall be disregarded.

Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit Aggregation Plan described in paragraph A-8(a) or A-8(b) to meet the requirements of sections 401(a)(4) or 410 for that year. Employer contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to non-Key Employees until the requirements of this subsection A-11 have been met and, to the extent necessary to comply with the provisions of this subsection A-11, additional contributions shall be required of the Employers.

SUPPLEMENT B
TO
THE BRUNSWICK REWARDS PLAN

(US MARINE)

     B-1. Purpose. The purpose of this Supplement B to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the US Marine Retirement Plan (“Marine Plan”) into the Plan effective April 30, 1999 (the “Merger Date”) and to preserve those provisions of the Marine Plan that cannot be eliminated by amendment without violating section 411(d)(6) of the Code and applicable Treasury regulations thereunder.

     B-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement B.

     B-3. Affected Participants. This Supplement B is applicable only to participants in the Marine Plan who either have account balances under such plan on the Merger Date or who could have forfeited amounts restored upon reemployment before incurring five consecutive 1-year breaks in service (“Marine Participants”), and only to the extent of such Marine Participants’ interest in the Plan attributable to their account balances under the Marine Plan as of the Merger Date (“Marine Accounts”).

     B-4. Special Provisions Applicable to Marine Participants. Except as provided below, the terms of the Plan shall determine the rights of Marine Participants with respect to their entire Accounts, including the portion of their Accounts attributable to their Marine Accounts. Notwithstanding this general rule, the following special provisions shall govern their Marine Accounts:

(a) Vesting. All Marine Participants who are actively employed by the Company or a Related Company on the Merger Date will be fully vested in their Marine Accounts. All other Marine Participants will be subject to the rules regarding vesting, forfeiture and restoration of forfeited amounts set forth in the Marine Plan from time to time and applicable to them as though the Marine Plan were still maintained as a separate plan, provided that if a Marine Participant who was not an active employee on the Merger Date is reemployed by the Company or a Related Company before he has incurred his fifth consecutive 1-year break in service (as defined in the Marine Plan), he will be immediately vested in the amount he would have forfeited had he not been reemployed.

(b) Allocation of Forfeitures. Any forfeitures that arise with respect to any Marine Participants after the Merger Date shall be used first to restore forfeited amounts to Marine Participants reemployed during that year before incurring five consecutive 1-year breaks in service (as defined in the Marine Plan) and then to reduce employer contributions.

(c) Distribution to Beneficiaries. Any distributions to Beneficiaries that commenced prior to the Merger Date shall continue as scheduled under the terms of the Marine Plan. Payments to Beneficiaries commencing after the Merger Date will be made

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in a lump sum as soon as practicable after the Marine Participant’s death in accordance with the provisions of Section 10.

(d) Hardship. In addition to the provisions of subsections 9.2 and 9.3 of the Plan, a Marine Participant may elect a withdrawal in any one Plan Year from his Marine Account of a minimum of $1,000 up to a maximum of 75% of his Marine Account as of any Accounting Date. Any request for a withdrawal in accordance with this subsection B-4(d) shall be filed with the Company at such time and in such manner as the Company may require. Only one in-service withdrawal, made in accordance with this subsection B-4(d), will be permitted every five years. Withdrawal under this subsection shall be authorized if the distribution is on account of:

(i)	Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

(ii)	The costs directly related to the care of an elderly parent or grandparent;

(iii)	Severe economic hardship; or

(iv)	Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents.

Distributions made in accordance with this subsection B-4(d) shall be made notwithstanding the provisions of subsection 9.3(b) of the Plan.

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SUPPLEMENT C
TO
THE BRUNSWICK REWARDS PLAN

(SEA RAY)

     C-1. Purpose. The purpose of this Supplement C to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the Sea Ray Employees’ Stock Ownership and Profit Sharing Plan (“Sea Ray Plan”) into the Plan effective September 30, 1999 (the “Merger Date”) and to preserve those provisions of the Sea Ray Plan that cannot be eliminated by amendment without violating section 41 l(d)(6) of the Code and applicable Treasury regulations thereunder.

     C-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement C.

     C-3. Affected Participants. This Supplement C is applicable only to participants in the Sea Ray Plan who either have account balances under such plan on the Merger Date or who could have forfeited amounts restored upon reemployment before incurring five-consecutive one-year breaks in service (“Sea Ray Participants”), and only to the extent of such Sea Ray Participants’ interests in the Plan attributable to their account balances under the Sea Ray Plan as of the Merger Date (“Sea Ray Accounts”).

     C-4. Special Provisions Applicable to Sea Ray Participants. Except as provided below, the terms of the Plan shall determine the rights of Sea Ray Participants with respect to their entire Accounts, including their Sea Ray Accounts. Notwithstanding this general rule, the following special provisions shall govern their Sea Ray Accounts:

(a) Vesting. All Sea Ray Participants who are actively employed by the Company or a Related Company on July 1, 1999 will be fully vested in their Sea Ray Accounts. All other Sea Ray Participants will be subject to the rules regarding vesting, forfeiture and restoration of forfeited amounts set forth in the Sea Ray Plan from time to time and applicable to them as though the Sea Ray Plan were still maintained as a separate plan, provided that if a Sea Ray Participant who was not an active employee on the Merger Date is reemployed by the Company or a Related Company before he has incurred five-consecutive one-year breaks in service (as defined in the Sea Ray Plan) he will be immediately vested in the amount he would have finally forfeited had he not be reemployed. If necessary, any amount contingently forfeited by a Sea Ray Participant under the terms of the Sea Ray Plan before he incurred five-consecutive one-year breaks in service who is so reemployed shall be restored out of current forfeitures, if any, or an additional Employer contribution.

(b) Allocation of Forfeitures. Any forfeitures that arise with respect to a Sea Ray Participant after the Merger Date shall be used first to restore forfeited amounts to Sea Ray Participants reemployed during that year before incurring five-consecutive one-year breaks in service (as defined in the Sea Ray Plan), and then to reduce Employer Contributions.

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(c) In-Service Withdrawals. In addition to any other choices provided under the Plan, a Sea Ray Participant may elect to withdraw annually the portion of his Sea Ray Account attributable to contributions and forfeitures allocated to his account under the Sea Ray Plan prior to June 30, 1992 (other than amounts invested in the Brunswick Stock Fund) in accordance with the following:

(i)	A Sea Ray Participant who has not attained age 59½ may withdraw up to 50% of such amount annually.

(ii)	A Participant who has attained age 59½ may thereafter withdraw up to 100% of such amount annually.

(iii)	The amount of any outstanding loan to a Sea Ray Participant credited against his Sea Ray Account shall reduce the amount available for withdrawal. Withdrawals may be elected no more than once in any 12-month period, in such manner and in accordance with such procedures as may be prescribed by the Company, and distribution of the amount elected to be withdrawn shall occur in cash in a single lump sum as soon as practicable after the election.

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SUPPLEMENT D
TO
THE BRUNSWICK REWARDS PLAN

(BOSTON WHALER)

     D-1. Purpose. The purpose of this Supplement D to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the Boston Whaler, Inc. Retirement Savings and Investment Plan (“Boston Whaler Plan”) into the Plan effective December 31, 2000 (the “Merger Date”) and to preserve those provisions of the Boston Whaler Plan that cannot be eliminated by amendment without violating Section 41 l(d)(6) of the Code and applicable Treasury regulations thereunder.

     D-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement D.

     D-3. Affected Participants. This Supplement D is applicable only to participants in the Boston Whaler Plan who either have account balances under such plan on the Merger Date or who could have forfeited amounts restored upon reemployment before incurring five consecutive one-year breaks in service (“Boston Whaler Participants”), and only to the extent of such Boston Whaler Participant’s interest in the Plan attributable to their account balances under the Boston Whaler Plan as of the Merger Date (“Boston Whaler Accounts”).

     D-4. Special Provisions Applicable to Boston Whaler Participants. Except as provided below, the terms of the Plan shall determine the rights of Boston Whaler Participants with respect to their entire Accounts, including the portion of their Accounts attributable to their Boston Whaler Accounts. Notwithstanding this general rule, the following special provisions shall govern their Boston Whaler Accounts:

(a) Vesting. All Boston Whaler Participants who are actively employed by the Company or a Related Company on the Merger Date will be fully vested in their Boston Whaler Accounts. All other Boston Whaler Participants will be subject to the rules regarding vesting, forfeiture and restoration of forfeited amounts set forth in the Boston Whaler Plan from time to time and applicable to them as though the Boston Whaler Plan were still maintained as a separate plan, provided that if a Boston Whaler Participant who was not an active employee on the Merger Date is reemployed by the Company or a Related Company before he has incurred his fifth consecutive one-year break in service (as defined in the Boston Whaler Plan), he will be immediately vested in the amount he would have forfeited had he not been reemployed.

(b) Allocation of Forfeitures. Any forfeitures that arise with respect to a Boston Whaler Participant after the Merger Date shall be used first to restore forfeited amounts to Boston Whaler Participants reemployed during that year before incurring five consecutive 1-year breaks in service (as defined in the Boston Whaler Plan) and then to reduce Employer contributions.

(c) Loans. With respect to any loan to a Boston Whaler Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by

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the note evidencing such loan and the terms applicable to such loan as in effect under the Boston Whaler Plan as of December 31, 2000. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Committee.

(d) In Service Distributions. Any time after a Boston Whaler Participant attains age 59½, he may request a distribution, in a single lump sum payment, of all of his Boston Whaler Accounts.

D-2

SUPPLEMENT E
TO
THE BRUNSWICK REWARDS PLAN

(LIFE FITNESS PROFIT SHARING RETIREMENT SAVINGS PLAN)

     E-1. Purpose. The purpose of this Supplement E to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the Life Fitness Profit Sharing Retirement Savings Plan (“Life Fitness Profit Sharing Plan”) into the Plan effective December 31, 2001 (the “Merger Date”) and to preserve those provisions of the Life Fitness Profit Sharing Plan that cannot be eliminated by amendment without violating Section 411(d)(6) of the Code and applicable Treasury regulations thereunder or are otherwise required by law.

     E-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement E.

     E-3. Affected Participants. This Supplement E is applicable only to participants in the Life Fitness Profit Sharing Plan who either have account balances under such plan on the Merger Date or who could have forfeited amounts restored upon reemployment before incurring five consecutive one-year breaks in service (“Life Fitness Profit Sharing Participants”), and only to the extent of such Life Fitness Profit Sharing Participant’s interest in the Plan attributable to their account balances under the Life Fitness Profit Sharing Plan as of the Merger Date (“Life Fitness Profit Sharing Accounts”).

     E-4. Special Provisions Applicable to Life Fitness Profit Sharing Participants. Except as provided below, the terms of the Plan shall determine the rights of Life Fitness Profit Sharing Participants with respect to their entire Accounts, including the portion of their Accounts attributable to their Life Fitness Profit Sharing Accounts. Notwithstanding this general rule, the following special provisions shall govern their Life Fitness Profit Sharing Accounts:

(a) Vesting. All Life Fitness Profit Sharing Participants who are actively employed by the Company or a Related Company on the Merger Date will be fully vested in their Life Fitness Profit Sharing Accounts. All other Life Fitness Profit Sharing Participants will be subject to the rules regarding vesting, forfeiture and restoration of forfeited amounts set forth in the Life Fitness Profit Sharing Plan from time to time and applicable to them as though the Life Fitness Profit Sharing Plan were still maintained as a separate plan, provided that if a Life Fitness Profit Sharing Participant who was not an active employee on the Merger Date is reemployed by the Company or a Related Company before he has incurred his fifth consecutive one-year break in service (as defined in the Life Fitness Profit Sharing Plan), he will be (upon repayment by the Participant in accordance with the requirements of the Life Fitness Profit Sharing Plan of any amounts previously distributed to the Life Fitness Profit Sharing Participant reflecting the nonforfeitable percentage of such Life Fitness Profit Sharing Participant’s Profit Sharing Accounts) vested in the amount he would have forfeited had he not been reemployed.

E-1

(b) Allocation of Forfeitures. Any forfeitures that arise with respect to a Life Fitness Profit Sharing Participant after the Merger Date shall be used first to restore forfeited amounts to Life Fitness Profit Sharing Participants who are reemployed during that year before incurring five consecutive 1-year breaks in service (as defined in the Life Fitness Profit Sharing Plan) and who make repayment in accordance with the terms of the Life Fitness Profit Sharing Plan, and then to reduce Employer Contributions.

(c) Loans. With respect to any loan to a Life Fitness Profit Sharing Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by the note evidencing such loan and the terms applicable to such loan as in effect under the Life Fitness Profit Sharing Plan as of December 31, 2001. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Committee.

(d) In Service Distributions. Any time after a Life Fitness Profit Sharing Participant attains age 59½, he may request a distribution, in a single lump sum payment, of all of his Life Fitness Profit Sharing Accounts.

(e) Withdrawals of After-Tax Employee Contributions. Any Participant may withdraw an amount from that Participant’s After-Tax Employee Contributions Account which does not exceed the lesser of: (i) the aggregate amount of After-Tax Employee Contributions, reduced by the aggregate amount of any previous withdrawals made by the Participant of such After-Tax Employee Contributions; or (ii) the value of the Participant’s After-Tax Employee Contributions Account determined as of the Valuation Date immediately preceding the proposed date of such withdrawal less withdrawals after such Valuation Date.

The amount of the withdrawal will be paid by the Life Fitness Profit Sharing Plan to the Life Fitness Profit Sharing Participant by as soon as administratively feasible after the Administrator receives a proper written request from the Life Fitness Profit Sharing Participant for the withdrawal.

E-2

SUPPLEMENT F
TO
THE BRUNSWICK REWARDS PLAN

(LIFE FITNESS RETIREMENT SAVINGS PLAN)

     F-1. Purpose. The purpose of this Supplement F to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the Life Fitness Retirement Savings Plan (“Life Fitness Savings Plan”) into the Plan effective December 31, 2001 (the “Merger Date”) and to preserve those provisions of the Life Fitness Savings Plan that cannot be eliminated by amendment without violating Section 41 l(d)(6) of the Code and applicable Treasury regulations thereunder.

     F-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement F.

     F-3. Affected Participants. This Supplement F is applicable only to participants in the Life Fitness Savings Plan who have account balances under such plan on the Merger Date (“Life Fitness Savings Participants”), and only to the extent of such Life Fitness Savings Participant’s interest in the Plan attributable to their account balances under the Life Fitness Savings Plan as of the Merger Date (“Life Fitness Savings Accounts”).

     F-4. Special Provisions Applicable to Life Fitness Savings Participants. Except as provided below, the terms of the Plan shall determine the rights of Life Fitness Savings Participants with respect to their entire Accounts, including the portion of their Accounts attributable to their Life Fitness Savings Accounts. Notwithstanding this general rule, the following special provisions shall govern their Life Fitness Savings Accounts:

(a) Loans. With respect to any loan to a Life Fitness Savings Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by the note evidencing such loan and the terms applicable to such loan as in effect under the Life Fitness Savings Plan as of December 31, 2001. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Committee.

(b) In Service Distributions. Any time after a Life Fitness Savings Participant attains age 59½, he may request a distribution, in a single lump sum payment, of all of his Life Fitness Savings Accounts.

F-1

SUPPLEMENT G
TO
THE BRUNSWICK REWARDS PLAN

(PARABODY, INC. EMPLOYEES RETIREMENT 401(k))

     G-1. Purpose. The purpose of this Supplement G to The Brunswick Rewards Plan (“Plan”) is to reflect the merger of the ParaBody, Inc. Employees Retirement 401(k) Plan (“ParaBody Plan”) into the Plan effective as of 12:01 a.m., January 1, 2003 (the “Merger Date”) and to preserve those provisions of the ParaBody Plan that cannot be eliminated by amendment without violating Section 41l(d)(6) of the Code and applicable Treasury regulations thereunder.

     G-2. Definitions. Unless the context clearly indicates otherwise, a term defined in the Plan shall have the same meaning for purposes of this Supplement G.

     G-3. Affected Participants. This Supplement G is applicable only to participants in the ParaBody Plan who have account balances under such plan on the Merger Date (“ParaBody Participants”), and only to the extent of such ParaBody Participant’s interest in the Plan attributable to their account balances under the ParaBody Plan as of the Merger Date (“ParaBody Accounts”).

     G-4. Special Provisions Applicable to ParaBody Participants. Except as provided below, the terms of the Plan shall determine the rights of ParaBody Participants with respect to their entire Accounts, including the portion of their Accounts attributable to their ParaBody Accounts. Notwithstanding this general rule, the following special provisions shall govern their ParaBody Accounts:

(a) Vesting. All ParaBody Participants who are actively employed by the Company or a Related Company on the Merger Date will be fully vested in their ParaBody Accounts. All other ParaBody Participants will be subject to the rules regarding vesting, forfeiture and restoration of forfeited amounts set forth in the Parabody Plan from time to time and applicable to them as though the ParaBody Plan were still maintained as a separate plan, provided that if a ParaBody Participant who was not an active employee on the Merger Date is reemployed by the Company or a Related Company before he has incurred a Forfeiture Break-in-Service (as defined in the ParaBody Plan), he will be (upon repayment by the Participant in accordance with the requirements of the ParaBody Plan of any amounts previously distributed to the ParaBody Participant reflecting the nonforfeitable percentage of such ParaBody Participant’s Accounts) vested in the amount he would have forfeited had he not been reemployed.

(b) Allocation of Forfeitures. Any forfeitures that arise with respect to any ParaBody Participants after the Merger Date shall be used first to restore forfeited amounts to ParaBody Participants reemployed during that year before incurring a Forfeiture Break-in-Service (as defined in the ParaBody Plan) and who make repayment in accordance with the terms of the ParaBody Plan, and then to reduce Employer Contributions.

G-1

(c) Loans. With respect to any loan to a ParaBody Participant that is outstanding at the Merger Date, the terms of such loan shall continue to be governed by the note evidencing such loan and the terms applicable to such loan as in effect under the ParaBody Plan as of December 31, 2002. All loans made after the Merger Date shall be governed by and in accordance with the terms of the Plan and any loan policy issued thereunder by the Committee.

G-2